Exhibit 10.2

AMENDMENT No. 2 TO
PRODUCT EXCLUSIVE DISTRIBUTOR AGREEMENT

This Amendment No. 2 (this “Amendment”) to that certain Product Exclusive Distributor Agreement, dated August 24, 2012 (the “Agreement”) and amended the agreement on November 11th 2013 now wish to enter into this amendment No.2 on March 24th 2014, by and between Shanghai Lightsky Optoelectronics Technology Co., Ltd. (“Lightsky”), and ForceField Energy, Inc.( “ForceField”)  and together, the “Parties”).

RECITALS

WHEREAS, the Parties previously entered into the Agreement, pursuant to which FNRG distributes the LED lighting products of Lightsky;

WHEREAS, the Parties wish to amend the Agreement to extend certain dates for performance requirements and termination rights;

WHEREAS, the Parties do not intend this Amendment to impact any of the other rights, obligations, or commitments of the Parties set forth in the Agreement, except as set forth in this Amendment.

NOW, THEREFORE, in consideration of these premises and the mutual promises contained herein, the Parties to this Amendment do hereby agree as follows:

Section 1.  Amendment to Agreement.

The Parties to this Amendment do hereby agree that the Agreement shall be amended to:

(a)	delete Article 2 Section 6. in its entirety and replace it with the following:

“ForceField will give priority to Lightsky’s products subject for those products to be competitive in price and in quality. In order to serve the needs of ForceField’s Clients, Lightsky will help ForceField to purchase LED products from other companies beyond Lightsky’s products while ForceField will continue to promote the Lightsky brand and its key products, and Lightsky will assist in the shipping of those other products purchased from other companies, including Customs Clearance and other shipping requirements. ForceField will also arrange for a commission and/or compensation for this assistance.”

(b)	Add Article 2 section 7 with the following:

In order to develop the market for both parties, in the event that Lightsky has other potential clients and or sales in ForceField’s exclusive territory, ForceField will support and provide collaboration to Lightsky and potential clients.

Section 2.  Complete Agreement.

This Amendment and referenced Agreement constitute the entire agreement between the Parties hereto relating to this specific subject matter thereof  There are no terms, obligations, covenants, representations, statements, or conditions relating to the subject matter thereof other than those contained in this Amendment and the above referenced Agreement.  No variation or modification of this Amendment or the above referenced Agreement or waiver of any of the terms or provisions hereof will be deemed valid unless in writing and signed by both parties.

The duration of this Amendments should follow the terms of the main agreement and any amendment between ForceField and Lightsky.

IN WITNESS WHEREOF, the Parties have signed this Amendment as of the date first written above.

Shanghai Lightsky Optoelectronic Technology Co., Ltd.

By:	original signed

Name:
(Print)

Title:	Chief Executive Officer

ForceField Energy Inc. fka SunSi Energies Inc.

By:	original signed

Name:
(Print)

Title:	Chairman